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                                                                   EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Wegener Corporation
Duluth, Georgia


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 19, 1996, relating to the consolidated financial statements and schedule of Wegener Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 30, 1996.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     BDO SEIDMAN, LLP

Atlanta, Georgia
June 24, 1997